EXHIBIT 99.1

For Immediate Release

First Hawaiian, Inc. Reports Third Quarter 2019 Financial Results and Declares Dividend

•	Net income of $74.2 million, or $0.56 per diluted share, core net income[1] of $75.9 million or $0.57 per diluted share[1]
•	Increased 2019 stock repurchase authority by $50 million to a total of $150 million
•	Board of Directors declared a quarterly dividend of $0.26 per share

HONOLULU, Hawaii October 24, 2019--(Globe Newswire)--First Hawaiian, Inc. (NASDAQ:FHB), (“First Hawaiian” or the “Company”) today reported financial results for its quarter ended September 30, 2019.

“The bank had another solid performance in the third quarter. Our earnings were driven by excellent credit quality and continued prudent expense management,” said Bob Harrison, Chairman, President and Chief Executive Officer. “During the quarter we continued to improve the quality of our balance sheet as we sold over $400 million of shared national credits and reduced public time deposits, enabling us to increase the size of our stock repurchase program.”

On October 23, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share. The dividend will be payable on December 6, 2019 to stockholders of record at the close of business on November 25, 2019.

Third Quarter 2019 Highlights:

•	Profitability measures were excellent with ROA of 1.45%, core ROATA[1,2] of 1.56%, ROE of 11.12%, and core ROATCE[1,2] of 18.21%;
•	Sold $409 million of shared national credits (“SNCs”) at an average price of 99.7%;
•	Reduced the balance of public time deposits by $334 million and the cost of deposits fell 3 basis points to 54 basis points;
•	Reported efficiency ratio was 48.4% and core efficiency ratio[1] was 47.3%;
•	Continued excellent credit quality. The ratio of non-performing assets to total loans and leases and other real estate owned was 0.03% at the end of the third quarter;
•	No provision expense was recorded due to the reduction in the loan portfolio following the sale of the SNCs;
•	Repurchased 2.3 million shares at total cost of $59 million;
•	Announced a $50 million increase in the stock repurchase program, bringing the total repurchase authority to $150 million in 2019.

Balance Sheet

Total assets were $20.6 billion as of September 30, 2019, compared to $20.5 billion as of June 30, 2019.

Gross loans and leases were $12.8 billion as of September 30, 2019, a decrease of $421 million, or 3.2%, from $13.3 billion as of June 30, 2019. The decrease was primarily due to the approximately $450 million reduction in SNC loans, which included $409 million of SNC loans sold and an additional $40 million of runoff in the SNC loan portfolio.

Total deposits were $16.9 billion as of September 30, 2019, an increase of $65 million, or 0.4%, from $16.8 billion as of June 30, 2019,  primarily reflecting a $334 million reduction in public time deposits and the receipt of $400 million of temporary commercial deposits that were withdrawn early in the fourth quarter.

Net Interest Income

Net interest income for the third quarter of 2019 was $143.1 million, a decrease of $2.5 million, or 1.7%, compared to $145.6 million for the prior quarter. Net interest income in the third quarter included a negative $1.7 million premium adjustment, while the second quarter included a negative $1.8 million premium adjustment. The decrease in net interest income compared to the second quarter of 2019 was primarily due to lower yields and balances on loans and investments, partially offset by lower deposit balances.

1

Core measurements are non-GAAP financial measures. Core excludes certain gains, expenses and one-time items. See Tables 13 and 14 at the end of this document for reconciliations of core measurements, including core net income, core noninterest income, core efficiency ratio and core earnings per diluted share to the comparable GAAP measurements.

2

Return on Average Tangible Assets (“ROATA”) and Return on Average Tangible Common Equity (“ROATCE”) are non-GAAP financial measures. A reconciliation of average tangible assets and average tangible stockholders’ equity to the comparable GAAP measurements is provided in Table 13 at the end of this document.

NIM was 3.19% in the third quarter of 2019, a decrease of six basis points compared to 3.25% in the second quarter of 2019. The negative $1.7 million premium adjustment in the third quarter and the negative $1.8 million premium adjustment in the second quarter had a negative four basis point impact on the reported NIM in each quarter.

Provision Expense

No provision for credit losses was taken in the quarter ended September 30, 2019 compared to $3.9 million in the quarter ended June 30, 2019.

Noninterest Income

Noninterest income was $50.0 million in the third quarter of 2019, an increase of $1.2 million compared to noninterest income of $48.8 million in the second quarter of 2019.

Noninterest Expense

Noninterest expense was $93.5 million in the third quarter of 2019, essentially unchanged from $93.3 million in the second quarter of 2019.

The efficiency ratio was 48.4% and 48.0% for the quarters ended September 30, 2019 and June 30, 2019, respectively. Core efficiency ratio1 was 47.3% and 47.9% for the quarters ended September 30, 2019 and June 30, 2019, respectively.

Taxes

The effective tax rate was 25.5% for the quarters ended September 30, 2019 and June 30, 2019.

Asset Quality

The allowance for loan and lease losses was $133.0 million, or 1.04% of total loans and leases, as of September 30, 2019, compared to $138.5 million, or 1.04% of total loans and leases, as of June 30, 2019. Net charge-offs were $5.6 million, or 0.17% of average loans and leases on an annualized basis for the quarter ended September 30, 2019, compared to $6.9 million, or 0.21% of average loans and leases on an annualized basis for the quarter ended June 30, 2019. Total non-performing assets were $4.3 million, or 0.03% of total loans and leases and other real estate owned, at September 30, 2019, compared to non-performing assets of $3.9 million, or 0.03% of total loans and leases and other real estate owned, at June 30, 2019.

Capital

Total stockholders’ equity was $2.7 billion at September 30, 2019 and June 30, 2019.

The tier 1 leverage, common equity tier 1 and total capital ratios were 8.68%, 12.15% and 13.11%, respectively, at September 30, 2019, compared with 8.75%, 11.84% and 12.81% at June 30, 2019.

During the third quarter of 2019, the Company’s Board of Directors approved a $50 million increase in the stock repurchase program to up to $150 million during 2019. The Company repurchased 2.3 million shares of common stock at a total cost of $59 million under the stock repurchase program in the third quarter. The average cost was $25.69 per share repurchased. Year-to-date through September 30, the Company has repurchased 3.8 million shares at a total cost of $99 million. Remaining buyback authority under the stock repurchase program was $51 million at September 30, 2019.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii. Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services. Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 5:00 p.m. Eastern Time, 11:00 a.m. Hawaii Time. To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID: 1875646. A live webcast of the conference call, including a slide presentation, will be available at the following link: www.fhb.com/earnings. The archive of the webcast will be available at the same location. A telephonic replay of the conference call will be available two hours after the conclusion of the call until 8:30 p.m. (Eastern Time) on October 31, 2019. Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID: 1875646.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share (basic and diluted) and the related ratios described below, on an adjusted, or “core,” basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core efficiency ratio, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets. We compute our core efficiency ratio as the ratio of core noninterest expense to the sum of core net interest income and core noninterest income. We compute our core return on average total assets as the ratio of core net income to average total assets. We compute our core return on average total stockholders’ equity as the ratio of core net income to average total stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 13 and 14 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most directly comparable GAAP measures.

Investor Relations Contact:	Media Contact:
Kevin Haseyama, CFA	Susan Kam
(808) 525-6268	(808) 525-6254
khaseyama@fhb.com	skam@fhb.com

Financial Highlights					Table 1
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2019	2019	2018	2019	2018
Operating Results:
Net interest income	$143,081	$145,613	$141,258	$433,783	$422,333
Provision for loan and lease losses	—	3,870	4,460	9,550	16,430
Noninterest income	49,980	48,773	47,405	145,825	145,902
Noninterest expense	93,466	93,290	93,147	279,379	275,599
Net income	74,199	72,433	67,388	216,556	204,399
Basic earnings per share	0.56	0.54	0.50	1.62	1.48
Diluted earnings per share	0.56	0.54	0.50	1.61	1.48
Dividends declared per share	0.26	0.26	0.24	0.78	0.72
Dividend payout ratio	46.43%	48.15%	48.00%	48.45%	48.65%
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$143,081	$145,613	$141,258	$433,783	$422,333
Core noninterest income	49,980	48,752	47,405	148,417	145,902
Core noninterest expense	91,222	93,029	88,511	276,613	269,642
Core net income	75,871	72,612	70,818	220,535	208,797
Core basic earnings per share	0.57	0.54	0.52	1.65	1.52
Core diluted earnings per share	0.57	0.54	0.52	1.64	1.52
Performance Ratio(1):
Net interest margin	3.19%	3.25%	3.11%	3.22%	3.14%
Core net interest margin (non-GAAP)	3.19%	3.25%	3.11%	3.22%	3.14%
Efficiency ratio	48.41%	47.99%	49.36%	48.20%	48.49%
Core efficiency ratio (non-GAAP)	47.25%	47.86%	46.90%	47.51%	47.44%
Return on average total assets	1.45%	1.42%	1.31%	1.42%	1.35%
Core return on average total assets (non-GAAP)	1.48%	1.43%	1.38%	1.44%	1.37%
Return on average tangible assets (non-GAAP)	1.52%	1.50%	1.38%	1.49%	1.42%
Core return on average tangible assets (non-GAAP)(2)	1.56%	1.50%	1.45%	1.52%	1.45%
Return on average total stockholders' equity	11.12%	11.13%	11.01%	11.13%	11.09%
Core return on average total stockholders' equity (non-GAAP)	11.37%	11.16%	11.57%	11.34%	11.33%
Return on average tangible stockholders' equity (non-GAAP)	17.81%	17.99%	18.66%	18.04%	18.60%
Core return on average tangible stockholders’ equity (non-GAAP)(3)	18.21%	18.03%	19.61%	18.37%	19.00%
Average Balances:
Average loans and leases	$13,032,349	$13,209,655	$12,595,668	$13,105,086	$12,482,747
Average earning assets	17,862,564	17,971,615	18,041,483	17,974,363	17,982,396
Average assets	20,332,457	20,390,273	20,391,456	20,405,261	20,306,833
Average deposits	16,573,796	16,664,837	17,158,849	16,700,366	17,286,159
Average stockholders' equity	2,648,428	2,610,565	2,427,907	2,600,259	2,464,601
Market Value Per Share:
Closing	26.70	25.87	27.16	26.70	27.16
High	27.84	28.20	30.02	28.20	32.36
Low	24.25	24.83	27.02	22.13	26.92

	As of	As of	As of	As of
	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018
Balance Sheet Data:
Loans and leases	$12,843,396	$13,264,609	$13,076,191	$12,600,464
Total assets	20,598,220	20,526,367	20,695,678	19,983,838
Total deposits	16,857,246	16,792,078	17,150,068	16,689,273
Short-term borrowings	400,000	200,000	—	30,000
Long-term borrowings	200,018	400,028	600,026	400,026
Total stockholders' equity	2,654,558	2,659,441	2,524,839	2,423,462

Per Share of Common Stock:
Book value	$20.22	$19.92	$18.72	$17.97
Tangible book value (non-GAAP)(4)	12.64	12.46	11.34	10.59

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.03%	0.03%	0.05%	0.09%
Allowance for loan and lease losses / total loans and leases	1.04%	1.04%	1.08%	1.12%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	12.15%	11.84%	11.97%	12.09%
Tier 1 Capital Ratio	12.15%	11.84%	11.97%	12.09%
Total Capital Ratio	13.11%	12.81%	12.99%	13.14%
Tier 1 Leverage Ratio	8.68%	8.75%	8.72%	8.42%
Total stockholders' equity to total assets	12.89%	12.96%	12.20%	12.13%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.46%	8.52%	7.76%	7.52%

Non-Financial Data:
Number of branches	58	59	60	60
Number of ATMs	293	292	295	296
Number of Full-Time Equivalent Employees	2,099	2,123	2,155	2,166

(1)	Except for the efficiency ratio and the core efficiency ratio, amounts are annualized for the three and nine months ended September 30, 2019 and 2018 and the three months ended June 30, 2019.
(2)

Core return on average tangible assets is a non-GAAP financial measure. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

(3)

Core return on average tangible stockholders’ equity is a non-GAAP financial measure. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

(4)

Tangible book value is a non-GAAP financial measure. We compute our tangible book value as the ratio of tangible stockholders’ equity to shares outstanding. Tangible stockholders’ equity is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

Consolidated Statements of Income	Table 2
	Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Interest income
Loans and lease financing	$144,691	$146,883	$135,394	$435,980	$389,228
Available-for-sale securities	22,256	24,784	25,196	71,526	81,586
Other	3,234	2,151	3,462	9,054	7,193
Total interest income	170,181	173,818	164,052	516,560	478,007
Interest expense
Deposits	22,753	23,693	20,205	69,643	52,824
Short-term and long-term borrowings	4,347	4,512	2,589	13,134	2,850
Total interest expense	27,100	28,205	22,794	82,777	55,674
Net interest income	143,081	145,613	141,258	433,783	422,333
Provision for loan and lease losses	—	3,870	4,460	9,550	16,430
Net interest income after provision for loan and lease losses	143,081	141,743	136,798	424,233	405,903
Noninterest income
Service charges on deposit accounts	8,554	8,123	7,933	24,737	23,609
Credit and debit card fees	16,839	16,629	16,535	50,123	48,961
Other service charges and fees	8,903	9,403	9,578	27,435	28,553
Trust and investment services income	8,698	8,931	7,487	26,247	23,429
Bank-owned life insurance	5,743	3,390	3,692	12,946	8,131
Investment securities gains (losses), net	—	21	—	(2,592)	—
Other	1,243	2,276	2,180	6,929	13,219
Total noninterest income	49,980	48,773	47,405	145,825	145,902
Noninterest expense
Salaries and employee benefits	44,955	42,185	41,959	132,000	125,755
Contracted services and professional fees	14,649	14,303	11,478	42,597	36,770
Occupancy	7,250	7,286	6,757	21,522	20,149
Equipment	4,024	4,544	4,181	12,852	13,104
Regulatory assessment and fees	1,992	2,149	3,966	5,588	12,164
Advertising and marketing	1,647	1,980	1,060	5,593	3,126
Card rewards program	6,930	7,664	5,805	21,326	17,882
Other	12,019	13,179	17,941	37,901	46,649
Total noninterest expense	93,466	93,290	93,147	279,379	275,599
Income before provision for income taxes	99,595	97,226	91,056	290,679	276,206
Provision for income taxes	25,396	24,793	23,668	74,123	71,807
Net income	$74,199	$72,433	$67,388	$216,556	$204,399
Basic earnings per share	$0.56	$0.54	$0.50	$1.62	$1.48
Diluted earnings per share	$0.56	$0.54	$0.50	$1.61	$1.48
Basic weighted-average outstanding shares	132,583,902	134,420,380	135,466,669	133,957,192	137,643,005
Diluted weighted-average outstanding shares	132,877,769	134,652,008	135,675,498	134,231,762	137,809,573

Consolidated Balance Sheets	Table 3
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2019	2019	2018	2018
Assets
Cash and due from banks	$358,863	$423,802	$396,836	$350,967
Interest-bearing deposits in other banks	985,154	259,713	606,801	348,526
Investment securities	4,157,082	4,395,476	4,498,342	4,595,301
Loans held for sale	1,594	215	432	—
Loans and leases	12,843,396	13,264,609	13,076,191	12,600,464
Less: allowance for loan and lease losses	132,964	138,535	141,718	141,250
Net loans and leases	12,710,432	13,126,074	12,934,473	12,459,214

Premises and equipment, net	315,309	313,200	304,996	286,374
Other real estate owned and repossessed personal property	82	—	751	362
Accrued interest receivable	44,671	49,205	48,920	49,407
Bank-owned life insurance	453,410	450,722	446,076	444,987
Goodwill	995,492	995,492	995,492	995,492
Mortgage servicing rights	13,630	14,573	16,155	16,937
Other assets	562,501	497,895	446,404	436,271
Total assets	$20,598,220	$20,526,367	$20,695,678	$19,983,838
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing	$11,136,424	$11,028,921	$11,142,127	$10,881,918
Noninterest-bearing	5,720,822	5,763,157	6,007,941	5,807,355
Total deposits	16,857,246	16,792,078	17,150,068	16,689,273
Short-term borrowings	400,000	200,000	—	30,000
Long-term borrowings	200,018	400,028	600,026	400,026
Retirement benefits payable	128,442	128,610	127,909	135,523
Other liabilities	357,956	346,210	292,836	305,554
Total liabilities	17,943,662	17,866,926	18,170,839	17,560,376

Stockholders' equity
Common stock ($0.01 par value; authorized 300,000,000 shares; issued/outstanding: 139,908,699 / 131,260,900 shares as of September 30, 2019, issued/outstanding: 139,857,673 / 133,508,212 shares as of June 30, 2019, issued/outstanding: 139,656,674 / 134,874,302 shares as of December 31, 2018 and issued/outstanding: 139,655,841 / 134,873,728 shares as of September 30, 2018)	1,399	1,399	1,397	1,397
Additional paid-in capital	2,501,324	2,499,946	2,495,853	2,494,436
Retained earnings	403,317	363,748	291,919	264,463
Accumulated other comprehensive loss, net	(18,774)	(31,984)	(132,195)	(204,699)
Treasury stock (8,647,799 shares as of September 30, 2019, 6,349,461 shares as of June 30, 2019, 4,782,372 shares as of December 31, 2018 and 4,782,113 shares as of September 30, 2018)	(232,708)	(173,668)	(132,135)	(132,135)
Total stockholders' equity	2,654,558	2,659,441	2,524,839	2,423,462
Total liabilities and stockholders' equity	$20,598,220	$20,526,367	$20,695,678	$19,983,838

Average Balances and Interest Rates									Table 4
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$447.8	$2.3	2.02%	$247.2	$1.4	2.35%	$656.7	$3.3	1.99%
Available-for-Sale Investment Securities	4,296.3	22.3	2.07	4,438.1	24.8	2.23	4,737.3	25.2	2.11
Loans Held for Sale	1.4	—	2.36	0.7	—	2.76	1.8	—	3.83
Loans and Leases(1)
Commercial and industrial	2,885.9	30.0	4.12	3,235.0	34.3	4.26	3,019.9	31.0	4.08
Commercial real estate	3,294.7	37.3	4.49	3,094.4	36.0	4.67	2,975.3	31.0	4.13
Construction	477.2	5.6	4.67	583.6	6.9	4.73	629.5	6.7	4.20
Residential:
Residential mortgages	3,644.9	38.6	4.23	3,581.2	37.2	4.16	3,288.4	34.9	4.21
Home equity lines	912.8	8.6	3.74	908.5	8.6	3.79	870.6	8.2	3.72
Consumer	1,651.4	23.3	5.61	1,657.7	22.7	5.48	1,649.7	22.4	5.39
Lease financing	165.4	1.3	3.14	149.3	1.2	3.31	162.3	1.2	3.00
Total Loans and Leases	13,032.3	144.7	4.41	13,209.7	146.9	4.46	12,595.7	135.4	4.26
Other Earning Assets	84.8	0.9	4.47	76.0	0.7	3.71	50.0	0.2	1.29
Total Earning Assets(2)	17,862.6	170.2	3.79	17,971.7	173.8	3.88	18,041.5	164.1	3.61
Cash and Due from Banks	341.7			342.6			336.5
Other Assets	2,128.2			2,076.0			2,013.5
Total Assets	$20,332.5			$20,390.3			$20,391.5

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,891.5	$4.6	0.37%	$4,712.2	$4.0	0.34%	4,727.2	$3.3	0.28%
Money Market	3,067.4	7.1	0.92	3,126.7	7.4	0.95	2,871.0	4.6	0.63
Time	2,872.6	11.1	1.54	3,084.6	12.3	1.60	3,705.7	12.3	1.32
Total Interest-Bearing Deposits	10,831.5	22.8	0.83	10,923.5	23.7	0.87	11,303.9	20.2	0.71
Short-Term Borrowings	370.0	2.6	2.84	50.4	0.3	2.25	3.3	—	1.30
Long-Term Borrowings	239.1	1.7	2.82	593.5	4.2	2.86	358.7	2.6	2.85
Total Interest-Bearing Liabilities	11,440.6	27.1	0.94	11,567.4	28.2	0.98	11,665.9	22.8	0.78
Net Interest Income		$143.1			$145.6			$141.3
Interest Rate Spread			2.85%			2.90%			2.83%
Net Interest Margin			3.19%			3.25%			3.11%
Noninterest-Bearing Demand Deposits	5,742.3			5,741.3			5,854.9
Other Liabilities	501.2			471.0			442.8
Stockholders' Equity	2,648.4			2,610.6			2,427.9
Total Liabilities and Stockholders' Equity	$20,332.5			$20,390.3			$20,391.5

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Average Balances and Interest Rates						Table 5
	Nine Months Ended			Nine Months Ended
	September 30, 2019			September 30, 2018
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$400.6	$6.9	2.31%	$518.4	$6.9	1.77%
Available-for-Sale Investment Securities	4,383.6	71.5	2.18	4,951.4	81.6	2.20
Loans Held for Sale	0.8	—	2.52	1.3	—	3.60
Loans and Leases(1)
Commercial and industrial	3,094.8	97.5	4.21	3,100.1	89.2	3.85
Commercial real estate	3,129.8	108.1	4.62	2,886.7	86.3	4.00
Construction	565.2	20.0	4.73	623.9	18.6	4.00
Residential:
Residential mortgages	3,590.2	112.4	4.17	3,221.7	102.4	4.25
Home equity lines	912.4	25.9	3.79	864.0	23.6	3.65
Consumer	1,658.7	68.5	5.52	1,625.0	65.5	5.38
Lease financing	154.0	3.6	3.15	161.3	3.6	2.98
Total Loans and Leases	13,105.1	436.0	4.44	12,482.7	389.2	4.17
Other Earning Assets	84.3	2.2	3.37	28.6	0.3	1.58
Total Earning Assets(2)	17,974.4	516.6	3.84	17,982.4	478.0	3.55
Cash and Due from Banks	348.1			324.4
Other Assets	2,082.8			2,000.0
Total Assets	$20,405.3			$20,306.8

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,806.0	$12.8	0.35%	$4,615.1	$7.4	0.21%
Money Market	3,125.5	22.1	0.95	2,769.9	9.1	0.44
Time	2,999.0	34.8	1.55	3,985.2	36.3	1.22
Total Interest-Bearing Deposits	10,930.5	69.7	0.85	11,370.2	52.8	0.62
Short-Term Borrowings	145.7	3.0	2.76	15.3	0.2	1.81
Long-Term Borrowings	476.2	10.1	2.84	123.1	2.7	2.87
Total Interest-Bearing Liabilities	11,552.4	82.8	0.96	11,508.6	55.7	0.65
Net Interest Income		$433.8			$422.3
Interest Rate Spread			2.88%			2.90%
Net Interest Margin			3.22%			3.14%
Noninterest-Bearing Demand Deposits	5,769.9			5,916.0
Other Liabilities	482.7			417.6
Stockholders' Equity	2,600.3			2,464.6
Total Liabilities and Stockholders' Equity	$20,405.3			$20,306.8

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Analysis of Change in Net Interest Income			Table 6
	Three Months Ended September 30, 2019
	Compared to June 30, 2019
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$1.1	$(0.2)	$0.9
Available-for-Sale Investment Securities	(0.8)	(1.7)	(2.5)
Loans and Leases
Commercial and industrial	(3.3)	(1.0)	(4.3)
Commercial real estate	2.6	(1.3)	1.3
Construction	(1.2)	(0.1)	(1.3)
Residential:
Residential mortgage	0.7	0.7	1.4
Home equity line	0.1	(0.1)	—
Consumer	(0.1)	0.7	0.6
Lease financing	0.1	—	0.1
Total Loans and Leases	(1.1)	(1.1)	(2.2)
Other Earning Assets	0.1	0.1	0.2
Total Change in Interest Income	(0.7)	(2.9)	(3.6)

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.2	0.4	0.6
Money Market	(0.1)	(0.2)	(0.3)
Time	(0.8)	(0.4)	(1.2)
Total Interest-Bearing Deposits	(0.7)	(0.2)	(0.9)
Short-Term Borrowings	2.3	—	2.3
Long-Term Borrowings	(2.5)	—	(2.5)
Total Change in Interest Expense	(0.9)	(0.2)	(1.1)
Change in Net Interest Income	$0.2	$(2.7)	$(2.5)

Analysis of Change in Net Interest Income			Table 7
	Three Months Ended September 30, 2019
	Compared to September 30, 2018
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(1.0)	$—	$(1.0)
Available-for-Sale Investment Securities	(2.4)	(0.5)	(2.9)
Loans and Leases
Commercial and industrial	(1.4)	0.4	(1.0)
Commercial real estate	3.5	2.8	6.3
Construction	(1.7)	0.6	(1.1)
Residential:
Residential mortgage	3.5	0.2	3.7
Home equity line	0.4	—	0.4
Consumer	—	0.9	0.9
Lease financing	—	0.1	0.1
Total Loans and Leases	4.3	5.0	9.3
Other Earning Assets	0.1	0.6	0.7
Total Change in Interest Income	1.0	5.1	6.1

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	1.2	1.3
Money Market	0.3	2.2	2.5
Time	(3.0)	1.8	(1.2)
Total Interest-Bearing Deposits	(2.6)	5.2	2.6
Short-Term Borrowings	2.6	—	2.6
Long-Term Borrowings	(0.9)	—	(0.9)
Total Change in Interest Expense	(0.9)	5.2	4.3
Change in Net Interest Income	$1.9	$(0.1)	$1.8

Analysis of Change in Net Interest Income			Table 8
	Nine Months Ended September 30, 2019
	Compared to September 30, 2018
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(1.8)	$1.8	$—
Available-for-Sale Investment Securities	(9.2)	(0.9)	(10.1)
Loans and Leases
Commercial and industrial	(0.2)	8.5	8.3
Commercial real estate	7.7	14.1	21.8
Construction	(1.8)	3.2	1.4
Residential:
Residential mortgage	11.9	(1.9)	10.0
Home equity line	1.4	0.9	2.3
Consumer	1.3	1.7	3.0
Lease financing	(0.2)	0.2	—
Total Loans and Leases	20.1	26.7	46.8
Other Earning Assets	1.2	0.7	1.9
Total Change in Interest Income	10.3	28.3	38.6

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.3	5.1	5.4
Money Market	1.3	11.7	13.0
Time	(10.1)	8.6	(1.5)
Total Interest-Bearing Deposits	(8.5)	25.4	16.9
Short-Term Borrowings	2.6	0.2	2.8
Long-Term Borrowings	7.5	(0.1)	7.4
Total Change in Interest Expense	1.6	25.5	27.1
Change in Net Interest Income	$8.7	$2.8	$11.5

Loans and Leases				Table 9
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2019	2019	2018	2018
Commercial and industrial	$2,654,077	$3,177,844	$3,208,760	$2,969,237
Commercial real estate	3,309,389	3,194,219	2,990,783	2,891,753
Construction	486,977	549,578	626,757	612,794
Residential:
Residential mortgage	3,671,424	3,618,433	3,527,101	3,423,115
Home equity line	916,106	908,452	912,517	890,374
Total residential	4,587,530	4,526,885	4,439,618	4,313,489
Consumer	1,637,549	1,650,713	1,662,504	1,651,877
Lease financing	167,874	165,370	147,769	161,314
Total loans and leases	$12,843,396	$13,264,609	$13,076,191	$12,600,464

Deposits				Table 10
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2019	2019	2018	2018
Demand	$5,720,822	$5,763,157	$6,007,941	$5,807,355
Savings	4,899,468	4,908,000	4,853,285	4,685,460
Money Market	3,529,363	3,050,843	3,196,678	2,905,959
Time	2,707,593	3,070,078	3,092,164	3,290,499
Total Deposits	$16,857,246	$16,792,078	$17,150,068	$16,689,273

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More				Table 11
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2019	2019	2018	2018
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$12	$119	$274	$481
Commercial real estate	33	—	1,658	2,786
Construction	—	—	—	2,001
Total Commercial Loans	45	119	1,932	5,268
Residential Loans:
Residential mortgage	3,959	3,771	4,611	5,678
Total Residential Loans	3,959	3,771	4,611	5,678
Consumer	200	—	—	—
Total Non-Accrual Loans and Leases	4,204	3,890	6,543	10,946
Other Real Estate Owned	82	—	751	362
Total Non-Performing Assets	$4,286	$3,890	$7,294	$11,308

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$750	$807	$141	$141
Construction	—	—	—	172
Total Commercial Loans	750	807	141	313
Residential Loans:
Residential mortgage	139	—	32	168
Home equity line	3,192	1,635	2,842	2,620
Total Residential Loans	3,331	1,635	2,874	2,788
Consumer	3,076	3,295	3,373	2,813
Total Accruing Loans and Leases Past Due 90 Days or More	$7,157	$5,737	$6,388	$5,914

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	22,350	23,466	24,033	28,608
Total Loans and Leases	$12,843,396	$13,264,609	$13,076,191	$12,600,464

Allowance for Loan and Lease Losses					Table 12
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2019	2019	2018	2019	2018
Balance at Beginning of Period	$138,535	$141,546	$140,601	$141,718	$137,253
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	(514)	(2,000)	(303)	(2,514)	(778)
Lease financing	—	—	—	(24)	—
Total Commercial Loans	(514)	(2,000)	(303)	(2,538)	(778)
Residential	(7)	—	(125)	(7)	(159)
Consumer	(8,015)	(7,505)	(5,700)	(24,118)	(18,615)
Total Loans and Leases Charged-Off	(8,536)	(9,505)	(6,128)	(26,663)	(19,552)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	241	25	51	303	154
Commercial real estate	30	32	21	93	175
Total Commercial Loans	271	57	72	396	329
Residential	425	185	442	860	684
Consumer	2,269	2,382	1,803	7,103	6,106
Total Recoveries on Loans and Leases Previously Charged-Off	2,965	2,624	2,317	8,359	7,119
Net Loans and Leases Charged-Off	(5,571)	(6,881)	(3,811)	(18,304)	(12,433)
Provision for Loan and Lease Losses	—	3,870	4,460	9,550	16,430
Balance at End of Period	$132,964	$138,535	$141,250	$132,964	$141,250
Average Loans and Leases Outstanding	$13,032,349	$13,209,655	$12,595,668	$13,105,086	$12,482,747
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding	0.17%	0.21%	0.12%	0.19%	0.13%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.04%	1.04%	1.12%	1.04%	1.12%

GAAP to Non-GAAP Reconciliation					Table 13
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Income Statement Data:
Net income	$74,199	$72,433	$67,388	$216,556	$204,399
Core net income	$75,871	$72,612	$70,818	$220,535	$208,797

Average total stockholders' equity	$2,648,428	$2,610,565	$2,427,907	$2,600,259	$2,464,601
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible stockholders' equity	$1,652,936	$1,615,073	$1,432,415	$1,604,767	$1,469,109

Average total assets	$20,332,457	$20,390,273	$20,391,456	$20,405,261	$20,306,833
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible assets	$19,336,965	$19,394,781	$19,395,964	$19,409,769	$19,311,341

Return on average total stockholders' equity(1)	11.12%	11.13%	11.01%	11.13%	11.09%
Core return on average total stockholders' equity (non-GAAP)(1)	11.37%	11.16%	11.57%	11.34%	11.33%
Return on average tangible stockholders' equity (non-GAAP)(1)	17.81%	17.99%	18.66%	18.04%	18.60%
Core return on average tangible stockholders' equity (non-GAAP)(1)	18.21%	18.03%	19.61%	18.37%	19.00%

Return on average total assets(1)	1.45%	1.42%	1.31%	1.42%	1.35%
Core return on average total assets (non-GAAP)(1)	1.48%	1.43%	1.38%	1.44%	1.37%
Return on average tangible assets (non-GAAP)(1)	1.52%	1.50%	1.38%	1.49%	1.42%
Core return on average tangible assets (non-GAAP)(1)	1.56%	1.50%	1.45%	1.52%	1.45%

	As of	As of	As of	As of
	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018
Balance Sheet Data:
Total stockholders' equity	$2,654,558	$2,659,441	$2,524,839	$2,423,462
Less: goodwill	995,492	995,492	995,492	995,492
Tangible stockholders' equity	$1,659,066	$1,663,949	$1,529,347	$1,427,970

Total assets	$20,598,220	$20,526,367	$20,695,678	$19,983,838
Less: goodwill	995,492	995,492	995,492	995,492
Tangible assets	$19,602,728	$19,530,875	$19,700,186	$18,988,346

Shares outstanding	131,260,900	133,508,212	134,874,302	134,873,728

Total stockholders' equity to total assets	12.89%	12.96%	12.20%	12.13%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.46%	8.52%	7.76%	7.52%

Book value per share	$20.22	$19.92	$18.72	$17.97
Tangible book value per share (non-GAAP)	$12.64	$12.46	$11.34	$10.59

(1)	Annualized for the three and nine months ended September 30, 2019 and 2018 and the three months ended June 30, 2019.

GAAP to Non-GAAP Reconciliation					Table 14
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Net interest income	$143,081	$145,613	$141,258	$433,783	$422,333
Core net interest income (non-GAAP)	$143,081	$145,613	$141,258	$433,783	$422,333

Noninterest income	$49,980	$48,773	$47,405	$145,825	$145,902
(Gain) loss on sale of securities	—	(21)	—	2,592	—
Core noninterest income (non-GAAP)	$49,980	$48,752	$47,405	$148,417	$145,902

Noninterest expense	$93,466	$93,290	$93,147	$279,379	$275,599
Loss on litigation settlement(1)	—	—	(4,125)	—	(4,125)
One-time items(2)	(2,244)	(261)	(511)	(2,766)	(1,832)
Core noninterest expense (non-GAAP)	$91,222	$93,029	$88,511	$276,613	$269,642

Net income	$74,199	$72,433	$67,388	$216,556	$204,399
(Gain) loss on sale of securities	—	(21)	—	2,592	—
Loss on litigation settlement(1)	—	—	4,125	—	4,125
One-time noninterest expense items(2)	2,244	261	511	2,766	1,832
Tax adjustments(3)	(572)	(61)	(1,206)	(1,379)	(1,559)
Total core adjustments	1,672	179	3,430	3,979	4,398
Core net income (non-GAAP)	$75,871	$72,612	$70,818	$220,535	$208,797

Basic earnings per share	$0.56	$0.54	$0.50	$1.62	$1.48
Diluted earnings per share	$0.56	$0.54	$0.50	$1.61	$1.48
Efficiency ratio	48.41%	47.99%	49.36%	48.20%	48.49%

Core basic earnings per share (non-GAAP)	$0.57	$0.54	$0.52	$1.65	$1.52
Core diluted earnings per share (non-GAAP)	$0.57	$0.54	$0.52	$1.64	$1.52
Core efficiency ratio (non-GAAP)	47.25%	47.86%	46.90%	47.51%	47.44%

(1)

The Company reached an agreement in principle to resolve a putative class action lawsuit alleging that the Bank improperly charged certain overdraft fees. In connection with the settlement agreement, the Company recorded an expense of approximately $4.1 million during the three and nine months ended September 30, 2018.

(2)

One-time items for all periods shown included nonrecurring offering costs. Additionally, one-time items for the three and nine months ended September 30, 2019 also included costs related to a nonrecurring payment to a former executive of the Company pursuant to the Bank’s Executive Change-in-Control Retention Plan and the loss on our funding swap as a result of a 2019 decrease in the conversion rate of our Visa Class B restricted shares sold in 2016. One-time items for the three and nine months ended September 30, 2018 also included public company transition-related costs. One-time items for the nine months ended September 30, 2018 also included the loss on our funding swap as a result of a 2018 decrease in the conversion rate of our Visa Class B restricted shares sold in 2016.

(3)	Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period.